UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2012, GlyEco Acquisition Corp. #2, an Arizona corporation and wholly-owned subsidiary (“Acquisition Sub”) of GlyEco, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Evergreen Recycling Co., Inc., an Indiana corporation (“Evergreen”), and Thomas Shiveley, the selling principal of Evergreen (the “Selling Principal”), collectively referred to as the “Parties.”

Evergreen operates a business located in Indianapolis, Indiana, relating to processing recyclable glycol streams, primarily used antifreeze, and selling glycol as remanufactured product.

Pursuant to the Agreement, Acquisition Sub purchased on December 31, 2012 (the “Closing Date”) all of the glycol-related assets of Evergreen in consideration for an aggregate purchase price of $258,000, consisting of a $59,304 cash payment, 377,372 unregistered shares (the “Shares”) of the Company’s common stock (subject to adjustment as provided in the Agreement and described in the paragraph below) at a fair market value of $0.50 per share as of the Closing Date (therefore comprising $188,686 of the aggregate purchase price), and assumption of Evergreen’s outstanding debt in an amount of $10,010 (the “Acquisition”).

Of the 377,372 Shares, the Company will also place 90,000 Shares in escrow (“Escrow”) to secure the obligations, representations and warranties and indemnification obligations of Evergreen and the Selling Principal under the Agreement and Ancillary Documents (as defined in the Agreement).  Shares may be cancelled and retained by the Company from the Escrow, from time-to-time (on a one Share basis for each dollar liability) in connection with any liabilities indemnified by Evergreen or Selling Principal pursuant to the terms and conditions of the Agreement and the Ancillary Documents.  Any Shares remaining in Escrow, after adjustments permitted under the Agreement, on the first anniversary of the Closing, shall be released and delivered to the extent there remain no further liabilities for which the Company has notice that would be covered by the indemnification obligations under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Parties consummated the Acquisition described in Item 1.01 with an effective date of January 1, 2013.  The disclosure made under Item 1.01 of this Form 8-K is incorporated by reference herein.

Pursuant to the Agreement, Acquisition Sub acquired all of the glycol-related assets of Evergreen, consisting of Evergreen’s personal property (equipment, tools, machinery, furniture, supplies, materials, and other tangible personal property), inventory, intangible property, contractual rights, books and records, intellectual property, accounts receivable (excluding trade accounts receivable equal to or greater than 90 days), goodwill, and miscellaneous assets.

The foregoing description of the Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 and Item 2.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required under Item 9.01(a) of Form 8-K are not included in this Form 8-K. The Company will file an amendment to this Form 8-K to include the required financial statements not later than 71 calendar days after the date that this Form 8-K was required to be filed, as permitted under paragraph (a)(4) of Item 9.01 of Form 8-K.

(b) Pro forma financial information.

The pro forma financial information required under Item 9.01(b) of Form 8-K is not included in this Form 8-K. The Company will file an amendment to this Form 8-K to include the required pro forma financial information not later than 71 calendar days after the date that this Form 8-K was required to be filed, as permitted under paragraph (b)(2) and (a)(4) of Item 9.01 of Form 8-K.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:
2.1*
Asset Purchase Agreement, dated December 31, 2012, by and among Evergreen Recycling Co., Inc., an Indiana corporation (the Seller), Thomas Shiveley (the Selling Principal), and GlyEco Acquisition Corp. #2, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc. (the Buyer).

*Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 3, 2013	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)